Exhibit 3.102

AMENDMENT NO. 1

TO

LIMITED LIABILITY COMPANY AGREEMENT

OF

TRANSMONTAIGNE PRODUCT SERVICES LLC

A Delaware Limited Liability Company

This Amendment No. 1 (“Amendment”) dated February 1, 2016, to Limited Liability Company Agreement (“Agreement”) of TransMontaigne Product Services LLC (“Company”) dated as of December 30, 2014, is entered into by the sole Member of the Company pursuant to Section 14 of the Agreement.  Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.  Unless otherwise indicated, all section references in this Amendment refer to sections of the Agreement.

WHEREAS, the sole Member entered into the Agreement on December 30, 2014;

WHEREAS, pursuant to Section 14, the Member desires to amend the Agreement as set forth herein;

NOW, THEREFORE, the Member hereby amends the Agreement as follows:

1.             Section 7 is to be removed in its entirety and replaced with:

Section 7.              Management.  The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Member, which shall make all decisions and take all actions for the Company. Notwithstanding the foregoing, the Member may designate one or more persons, who may or may not be members of the Company, as officers (“Officers”) of the Company.  Officers shall have such rights and duties as may be designated by the Member.

2.             Each reference in the Agreement to “Board of Managers” or “Board Member(s)” is hereby deleted and replaced with “Member.”

3.             Except as expressly amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned, being the Sole Member of the Company, adopts, executes and agrees to this Amendment effective as of the date first written above.

TRANSMONTAIGNE LLC

By:	/s/ Kurston P. McMurray
Kurston P. McMurray
Sr. Vice President Legal and Secretary